UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2006

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On April 10, 2006, Otelco Inc. (“Otelco” or “we”) announced that its wholly-owned subsidiary MM Merger Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mid-Maine Communications, Inc. (“Mid-Maine”), pursuant to which Merger Sub would be merged with and into Mid-Maine (the “Merger”) with Mid-Maine surviving the Merger as a wholly-owned subsidiary of Otelco. The Merger closed on July 3, 2006 and the consideration for the Merger was $37,750,000, subject to adjustment as provided in the Merger Agreement.

A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amended and Restated Credit Agreement

Concurrent with the closing of the Merger, we entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), dated as of July 3, 2006, to amend and restate the Credit Agreement, dated as of December 21, 2004, by and among Otelco and the other credit parties signatories thereto and General Electric Capital Corporation (“GE Capital”), as a lender and an agent for the lenders, and other lenders from time to time party thereto (together with GE Capital, the “Lenders”). The credit facilities under the Amended and Restated Credit Agreement are comprised of:

•
term loans of $120 million, consisting of an original term loan of $80 million, and an additional term loan of $40 million, used to finance the Merger and related transaction costs and to provide working capital for Otelco and its subsidiaries and for other corporate purposes; and

•	a revolving loan commitment in an amount of up to $15 million.

The term loan facility was fully drawn concurrent with the closing of the Merger. Such drawn amounts that are subsequently repaid or prepaid may not be re-borrowed. Amounts drawn under the revolving credit facility may be borrowed, repaid and re-borrowed until the earliest of (1) July 3, 2011, (2) the date of termination of Lenders’ obligations to make loans or permit existing loans to be outstanding in the case of an event of default, and (3) the date of indefeasible prepayment in full by Otelco of the loans and the permanent reduction of the commitments to zero dollars.

Interest rates applicable to the term loans and the revolving loans are set at a margin over an index rate (which is defined as the higher of the prime rate or the federal funds rate plus 50 basis points) or LIBOR. The applicable margin under the index rate option is 3% for periods prior to July 3, 2006 and 2.25% for periods on or after July 3, 2006, and the applicable margin under the LIBOR option is 4% for periods prior to July 3, 2006 and 3.25% for periods on or after July 3, 2006. We are required to pay certain fees, including fees on undrawn committed amounts, in connection with the Amended and Restated Credit Agreement.

In addition, the Amended and Restated Credit Agreement contains, among other things: (1) customary representations and warranties; (2) customary affirmative, negative and financial covenants, including, without limitation, limits on the incurrence of liens, a limit on the ratio of debt to EBITDA, and a limit on the ratio of EBITDA to fixed charges; and (3) customary events of default. Upon the occurrence of an event of default, among other things, the interest rate on all outstanding loans will be increased by 2% per annum above the rates of interest otherwise applicable.

The Amended and Restated Credit Agreement is unconditionally guaranteed by all of our subsidiaries other than Mid-Missouri Telephone and Mid-Maine Telecom, Inc., and secured by first priority security interests in substantially all our and such subsidiaries' capital stock and tangible and intangible assets other than the assets and capital stock of Mid-Missouri Telephone and the assets of Mid-Maine Telecom, Inc.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

First Supplemental Indenture

Concurrent with the closing of the Merger, Otelco entered into a first supplemental indenture (the “Supplemental Indenture”), dated as of July 3, 2006, by and among Mid-Maine, Mid-Maine TelPlus (“TelPlus” and, together with Mid-Maine, the “New Guarantors”), the Existing Guarantors (the “Existing Guarantors”) listed on the signature pages of the Indenture (as defined below), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture, dated as of December 21, 2004, by and among Otelco, the Existing Guarantors, and the Trustee (the “Indenture”). Pursuant to the Supplemental Indenture, each of the New Guarantors, jointly and severally with all the Existing Guarantors, unconditionally guaranteed Otelco’s obligations under the notes issued pursuant to the Indenture (the “Notes”) and agreed to be bound by all other applicable provisions of the Indenture and the Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Employment Agreement

Concurrent with the closing of the Merger, Mid-Maine entered into an employment agreement with Nicholas A. Winchester, dated as of July 3, 2006, which will remain in effect until terminated by Mid-Maine or Mr. Winchester for any reason or by death or disability. Pursuant to the employment agreement, Mr. Winchester will serve as President of Mid-Maine and its two subsidiaries, Mid-Maine Telecom, Inc. and TelPlus. Mr. Winchester will receive an annual base salary of $140,000, an annual bonus and medical and other benefits. His bonus is targeted to be 25% of his base salary for the appropriate year.

If Mr. Winchester's employment is terminated without cause, he will be entitled to receive severance benefits consisting of his annual base salary for six months following the date of his termination, and the pro rata portion of the annual bonus he would have received had he been employed by Mid-Maine through the end of the full fiscal year in which the termination occurred. Mr. Winchester's employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

The foregoing description of Mr. Winchester’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to Item 1.01 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

All required financial statements with respect to Mid-Maine will be filed by amendment pursuant to Item 9.01(a)(4) within 71 days following the filing of this report.

(b) Pro forma financial information.

All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2) within 71 days following the filing of this report.

(d)     Exhibits

10.1
Amended and Restated Credit Agreement, dated as of July 3, 2006, by and among Otelco and the other credit parties signatories thereto and GE Capital, as a lender and an agent for the lenders, and other lenders from time to time party thereto.

10.2
First Supplemental Indenture, dated as of July 3, 2006, by and among Mid-Maine, TelPlus, the Existing Guarantors listed on the signature pages thereto, and Wells Fargo Bank, National Association, as trustee.

10.3	Employment Agreement between Mid-Maine and Nicholas A. Winchester, dated as of July 3, 2006.

99.1	Press Release of Otelco dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: July 5, 2006	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr. Title: Chief Financial Officer